Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of [            ], 2015 (this “Agreement”), is by and among HESS MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Partnership”), HESS MIDSTREAM PARTNERS GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), HESS CORPORATION, a Delaware corporation (“Hess”), HESS NORTH DAKOTA OIL EXPORT FINANCE COMPANY LLC, a Delaware limited liability company (“Oil Export Finco”), HESS NORTH DAKOTA EXPORT LOGISTICS OPERATIONS LP, a Delaware limited partnership (“Logistics Opco”), HESS NORTH DAKOTA EXPORT LOGISTICS LLC, a Delaware limited liability company (“Logistics LLC”), HESS NORTH DAKOTA EXPORT LOGISTICS GP LLC, a Delaware limited liability company (“Logistics GP”), HESS NORTH DAKOTA EXPORT LOGISTICS HOLDINGS LLC, a Delaware limited liability company (“Logistics Holdings LLC”), HESS TANK CARS HOLDINGS LLC, a Delaware limited liability company (“Tank Cars Holdings LLC”), HESS TANK CARS LLC , a Delaware limited liability company (“Tank Cars LLC”), HESS TGP FINANCE COMPANY LLC, a Delaware limited liability company (“HTGP Finco”), HESS TGP OPERATIONS LP, a Delaware limited partnership (“HTGP Opco”), HESS TGP GP LLC, a Delaware limited liability company (“HTGP GP”), HESS TGP HOLDINGS LLC, a Delaware limited liability company (“HTGP Holdings LLC”), HESS TIOGA GAS PLANT LLC, a Delaware limited liability company (“HTGP LLC”), HESS MIDSTREAM PARTNERS OPERATIONS LLC, a Delaware limited liability company (the “Operating Company”), SOLAR GAS, INC., a Nevada corporation (“SGI”), HESS MENTOR STORAGE HOLDINGS LLC, a Delaware limited liability company (“Mentor Holdings”), HESS MENTOR STORAGE LLC, a Delaware limited liability company (“Mentor LLC”), and HESS TRADING CORPORATION, a Delaware corporation (“HTC”) (each, a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the General Partner and Hess have caused the formation of the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (as amended from time to time, the “Delaware Partnership Act”) for the purpose of owning, operating, developing and acquiring midstream assets to provide services to Hess and third-party crude oil and natural gas producers, as well as engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized under the Delaware Partnership Act;

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	On January 15, 2014, Hess Midstream Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Hess, formed the General Partner under the Delaware Limited Liability Company Act (as amended from time to time, the “Delaware LLC Act”) and contributed $10,000 to the General Partner in exchange for a 100% limited liability company interest in the General Partner.

2.	On January 17, 2014, Hess, as the initial limited partner, and the General Partner, as the general partner, formed the Partnership under the Delaware Partnership Act and each contributed $10,000 to the Partnership in exchange for a 50% limited partner interest (the “Initial LP Interest”) and a 50% general partner interest, respectively, in the Partnership;

3.	On November 7, 2014, the Partnership formed the Operating Company under the Delaware LLC Act; and

4.	On March 6, 2015, the Partnership entered into a $350 million unsecured revolving credit facility with JPMorgan Chase Bank, N.A., as the administrative agent, and several other commercial lending institutions in certain other roles and as lenders and letter of credit issuing banks;

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the matters provided for in Article II will occur in accordance with its respective terms;

WHEREAS, if the Over-Allotment Option (as defined herein) is exercised, each of the matters provided for in Article III will occur in accordance with its respective terms; and

WHEREAS, the stockholders, boards of directors, members or partners of the Parties have taken or caused to be taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms below:

“Affiliate” has the meaning set forth in the Partnership Agreement.

“Closing Date” means the date on which the closing of the Initial Public Offering occurs.

“Common Unit” has the meaning set forth in the Partnership Agreement.

“Deferred Issuance” has the meaning set forth in the Partnership Agreement.

“Deferred Issuance Percentage” means the OEF Deferred Issuance Percentage or the HTGP Deferred Issuance Percentage, as applicable.

“Effective Time” means immediately prior to the closing of the Initial Public Offering.

“Expansion Capital Expenditures” has the meaning assigned to it in the Partnership Agreement.

“General Partner Interest” has the meaning assigned to it in the Partnership Agreement.

“Hess Entities” means Hess and each of its Affiliates (other than the Partnership Group).

“HTGP Opco Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of HTGP Opco, dated as of the Closing Date.

“HTGP Percentage Equity Interest” has the meaning set forth for “Percentage Equity Interest” in the HTGP Opco Partnership Agreement.

“Incentive Distribution Right” has the meaning set forth in the Partnership Agreement.

“Initial Public Offering” means the purchase and sale of Common Units to the Underwriters pursuant to the Underwriting Agreement.

“Intercompany Agreement Parties” means HTC, SGI, HTGP LLC, Logistics LLC and Mentor LLC, collectively.

“Intercompany Agreements” means the Processing Agreement, the Storage Agreement and the Terminal Agreement, collectively.

“Logistics Opco Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Logistics Opco, dated as of the Closing Date.

“Logistics Percentage Equity Interest” has the meaning set forth for “Percentage Equity Interest” in the Logistics Opco Partnership Agreement.

“Maintenance Capital Expenditure” has the meaning assigned to it in the Partnership Agreement.

“Offering” means the initial public offering of the Partnership’s Common Units pursuant to the Registration Statement.

“Omnibus Agreement” means that certain Omnibus Agreement, dated as of the Closing Date, by and among Hess, the Partnership, the Operating Company, HTGP GP, HTGP Opco, Logistics GP, Logistics Opco and the General Partner.

“Option Period” means the period from the Closing Date to the date that is thirty days after the Closing Date.

“Original Partnership Agreement” means that certain Agreement of Limited Partnership of the Partnership, dated as of January 28, 2014.

“Other Projects” means the projects set forth on Exhibit A under the heading “Other Projects.”

“Over-Allotment Option” has the meaning assigned to it in the Partnership Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date.

“Partnership Group” has the meaning assigned to it in the Partnership Agreement.

“Processing Agreement” means that certain Gas Processing and Fractionation Agreement, dated as of October 30, 2014, by and between HTC and HTGP LLC.

“Registration Statement” means the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (Registration No. 333-198896), as amended.

“Storage Agreement” means that certain Storage Services Agreement, dated as of October 30, 2014, by and between SGI and Mentor LLC.

“Subordinated Unit” has the meaning set forth in the Partnership Agreement.

“Terminal Agreement” means that certain Terminal and Export Services Agreement, dated as of October 30, 2014, by and between HTC and Logistics LLC.

“Unanticipated Maintenance Capital Expenditure” means any Maintenance Capital Expenditure that is not set forth on Exhibit A and is related to the business and operations of HTGP Opco, Logistics Opco, Mentor Holdings or any of their respective subsidiaries.

“Uncompleted Projects” means the projects set forth on Exhibit A under the heading “Uncompleted Projects.”

“Underwriters” means the members of the underwriting syndicate listed in the Underwriting Agreement.

“Underwriting Agreement” means the firm commitment underwriting agreement entered into by and among the Partnership, the underwriters named in the Registration Statement with respect to the Offering and the other parties thereto.

ARTICLE II

CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS

Each of the following transactions set forth in Sections 2.1 through 2.11 shall be completed as of the Effective Time in the order set forth herein:

2.1 Execution of the Partnership Agreement. The General Partner, Hess, as the organizational limited partner, HTGP Finco, Oil Export Finco and SGI shall amend and restate the Original Partnership Agreement by executing the Partnership Agreement in substantially the form included in Appendix A to the Registration Statement, with such changes as the General Partner and Hess may agree.

2.2 Contribution of Tioga Gas Plant Assets.

(a) HTGP LLC hereby distributes affiliate receivables in the amount of approximately $[            ] to its sole member, HTGP Holdings LLC, such that following such distribution, HTGP LLC holds net affiliate receivables in the amount of $[            ]. HTGP Holdings LLC, in turn, hereby distributes the receivables received from HTGP LLC to its sole member, HTGP Opco. HTGP Opco, in turn, hereby distributes (i) 1% of the receivables received from HTGP Holdings LLC to its sole general partner, HTGP GP, and (ii) 99% of the receivables received from HTGP Holdings LLC to its sole limited partner, HTGP Finco. HTGP GP, in turn, hereby distributes the receivables received from HTGP Opco to its sole member, HTGP Finco.

(b) HTGP Finco hereby contributes $[    ] to its wholly owned subsidiary, HTGP GP. In turn, (i) HTGP Finco hereby contributes $[    ] to HTGP Opco and (ii) HTGP GP hereby contributes $[    ] to HTGP Opco. HTGP Opco, in turn, hereby contributes $[            ] to its wholly owned subsidiary HTGP Holdings LLC. HTGP Holdings LLC, in turn, hereby contributes $[            ] to HTGP LLC. HTGP LLC shall, in turn, repay approximately $[            ] of its existing $[            ] loan from Hess, leaving a balance of $[            ] on such loan (the remaining loan from Hess, the “Hess Loan”);

(c) HTGP Finco hereby contributes to HTGP GP, as a capital contribution, a [    ]% limited partner interest in HTGP Opco, which limited partner interest is hereby re-designated as a general partner interest in HTGP Opco;

(d) HTGP GP hereby agrees to make a capital contribution to HTGP Opco in the amount of $[    +    ] (the “TGP Contribution Obligation”) in exchange for an additional [    ]% general partner interest in HTGP Opco;

(e) HTGP Opco hereby agrees to make a distribution to HTGP Finco to reimburse it for certain capital expenditures incurred with respect to the assets of HTGP LLC in the amount of $[            ] (the “TGP Reimbursement Obligation”). After taking into account the distribution made by HTGP Opco in satisfaction of the TPG Reimbursement Obligation and HTGP GP’s satisfaction of its TGP Contribution Obligation, the HTGP Percentage Equity Interest of HTGP Finco and HTGP GP shall be as set forth on Exhibit A of the HTGP Opco Partnership Agreement;

(f) HTGP Finco hereby contributes to the Partnership, as a capital contribution, 100% of the limited liability company interests in HTGP GP in exchange for (i) [     ] Common Units and [    ] Subordinated Units, representing an aggregate [    ]% limited partner interest in the Partnership (without giving effect to the Deferred Issuance or any exercise of the Over-Allotment Option), (ii) the right to be reimbursed for certain capital expenditures associated with HTGP Opco in the amount of $[            ] and (iii) the right to receive [    ]% of the Deferred Issuance (the “HTGP Deferred Issuance Percentage”). Notwithstanding any provision of the limited liability company agreement of HTGP GP (as amended from time to time, the “HTGP GP LLC Agreement”) to the contrary, the Partnership is hereby admitted to HTGP GP as a member of HTGP GP and hereby agrees that it is bound by the HTGP GP LLC Agreement. Immediately following such admission, HTGP Finco shall and does hereby cease to be a member of HTGP GP and shall thereupon cease to have or exercise any right or power as a member of HTGP GP, and HTGP GP is hereby continued without dissolution; and

(g) the Partnership hereby contributes to the Operating Company, as a capital contribution, 100% of the limited liability company interests in HTGP GP. Notwithstanding any provision of the HTGP GP LLC Agreement to the contrary, the Operating Company is hereby admitted to HTGP GP as a member of HTGP GP and hereby agrees that it is bound by the HTGP GP LLC Agreement. Immediately following such admission, the Partnership shall and does hereby cease to be a member of HTGP GP and shall thereupon cease to have or exercise any right or power as a member of HTGP GP, and HTGP GP is hereby continued without dissolution.

2.3 Contribution of Oil Export Logistics Assets.

(a) Tank Cars LLC hereby distributes affiliate receivables in the amount of approximately $[            ] to its sole member, Tank Cars Holdings LLC, such that following such distribution, Tank Cars LLC holds net affiliate receivables in the amount of $[            ]. Tank Car Holdings LLC, in turn, hereby distributes the receivables received from Tank Cars LLC to its sole member, Logistics LLC. Logistics LLC hereby distributes affiliate receivables in the amount of approximately $[    +    ] to its sole member, Logistics Holdings LLC, such that following such distribution, Logistics LLC holds net affiliate receivables in the amount of $[            ]. Logistics Holdings LLC, in turn, hereby distributes the receivables received from Logistics LLC to its sole member, Logistics Opco. Logistics Opco, in turn, hereby distributes (i) 1% of the receivables received from Logistics Holdings LLC to its sole general partner, Logistics GP, and (ii) 99% of the receivables received from Logistics Holdings LLC to its sole limited partner, Oil Export Finco. Logistics GP, in turn, hereby distributes the receivables received from Logistics Opco to its sole member, Oil Export Finco.

(b) Oil Export Finco hereby contributes to Logistics GP, as a capital contribution, a [    ]% limited partner interest in Logistics Opco, which limited partner interest is hereby re-designated as a general partner interest in Logistics Opco;

(c) Logistics GP hereby agrees to make a capital contribution to Logistics Opco in the amount of $[    ] (the “Logistics Contribution Obligation”) in exchange for an additional [    ]% general partner interest in Logistics Opco;

(d) Logistics Opco hereby agrees to make a distribution to Oil Export Finco to reimburse it for certain capital expenditures incurred with respect to the assets of Logistics Opco in the amount of $[            ] (the “Logistics Reimbursement Obligation”). After taking into account the distribution by Logistics Opco in satisfaction of the Logistics Reimbursement Obligation and Logistics GP’s satisfaction of its Logistics Contribution Obligation, the Logistics Percentage Equity Interest of Oil Export Finco and Logistics GP shall be as set forth on Exhibit A of the Logistics Opco Partnership Agreement;

(e) Oil Export Finco hereby contributes to the Partnership, as a capital contribution, 100% of the limited liability company interests in Logistics GP in exchange for (i) [    ] Common Units and [    ] Subordinated Units, representing an aggregate [            ]% limited partner interest in the Partnership (without giving effect to the Deferred Issuance or any exercise of the Over-Allotment Option), (ii) the right to be reimbursed for certain capital expenditures incurred with respect to the assets of Logistics Opco in the amount of $[            ] and (iii) the right to receive [    ]% of the Deferred Issuance (the “OEF Deferred Issuance Percentage”). Notwithstanding any provision of the limited liability company agreement of Logistics GP (as amended from time to time, the “Logistics GP LLC Agreement”) to the contrary, the Partnership is hereby admitted to Logistics GP as a member of Logistics GP and hereby agrees that it is bound by the Logistics GP LLC Agreement. Immediately following such admission, Oil Export Finco shall and does hereby cease to be a member of Logistics GP and shall thereupon cease to have or exercise any right or power as a member of Logistics GP, and Logistics GP is hereby continued without dissolution; and

(f) the Partnership hereby contributes to the Operating Company, as a capital contribution, 100% of the limited liability company interests in Logistics GP. Notwithstanding any provision of the Logistics GP LLC Agreement to the contrary, the Operating Company is hereby admitted to Logistics GP as a member of Logistics GP and hereby agrees that it is bound by the Logistics GP LLC Agreement. Immediately following such admission, the Partnership shall and does hereby cease to be a member of Logistics GP and shall thereupon cease to have or exercise any right or power as a member of Logistics GP, and Logistics GP is hereby continued without dissolution.

2.4 Contribution of Propane Storage Assets.

(a) Mentor LLC hereby distributes affiliate receivables in the amount of approximately $[            ] to its sole member, Mentor Holdings, such that following such distribution, Mentor LLC holds net affiliate receivables in the amount of $[            ]. Mentor Holdings, in turn, hereby distributes the receivables received from Mentor LLC to its sole member, SGI.

(b) SGI hereby contributes to the Partnership, as a capital contribution, 100% of the limited liability company interests in Mentor Holdings in exchange for [    ] Common Units and [    ] Subordinated Units, representing an aggregate [    ]% limited partner interest in the Partnership (without giving effect to the Deferred Issuance or any exercise of the Over-Allotment Option). Notwithstanding any provision of the limited liability company agreement of Mentor Holdings (as amended from time to time, the “Mentor LLC Agreement”) to the contrary, the Partnership is hereby admitted to Mentor Holdings as a member of Mentor Holdings and hereby agrees that it is bound by the Mentor LLC Agreement. Immediately following such admission, SGI shall and does hereby cease to be a member of Mentor Holdings and shall thereupon cease to have or exercise any right or power as a member of Mentor Holdings, and Mentor Holdings is hereby continued without dissolution; and

(c) the Partnership hereby contributes to the Operating Company, as a capital contribution, 100% of the limited liability company interests in Mentor Holdings. Notwithstanding any provision of the Mentor LLC Agreement to the contrary, the Operating Company is hereby admitted to Mentor Holdings as a member of Mentor Holdings and hereby agrees that it is bound by the Mentor LLC Agreement. Immediately following such admission, the Partnership shall and does hereby cease to be a member of Mentor Holdings and shall thereupon cease to have or exercise any right or power as a member of Mentor Holdings, and Mentor Holdings is hereby continued without dissolution.

2.5 Issuance of General Partner Interest to the General Partner. The General Partner hereby contributes to the Partnership, as a capital contribution, an amount in cash equal to $[            ] (the “GP Contribution”) in exchange for (a) the General Partner Interest (which General Partner Interest, after giving effect to any exercise of the Over-Allotment Option and the Deferred Issuance, represents a 2% general partner interest in the Partnership) and (b) all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement, and the Partnership hereby accepts such GP Contribution.

2.6 Redemption of the Initial LP Interest. The Partnership hereby redeems the Initial LP Interest held by Hess and shall refund and distribute to Hess the initial contribution, in the amount of $10,000, made by Hess in connection with the formation of the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial contribution.

2.7 Public Cash Contribution. The Parties acknowledge that, in connection with the Offering, public investors, through the Underwriters, shall make a capital contribution to the Partnership of $[            ] million in cash in exchange for [            ] Common Units (the “Firm Units”) representing a [    ]% limited partner interest in the Partnership, and new limited partners are being admitted to the Partnership in connection therewith.

2.8 Payment of Transaction Expenses and Contribution of Proceeds by the Partnership. The Parties acknowledge (a) the payment by the Partnership, in connection with the closing of the Offering, of transaction expenses of approximately $[    ] million, excluding underwriting discounts of $[    ] in the aggregate but including a structuring fee of [    ]% of the gross proceeds of the Offering payable to certain of the Underwriters (the “Structuring Fee”), and (b) the contribution by the Partnership of $[    ] to the Operating Company to be used by the Operating Company for working capital purposes.

2.9 Contribution of Additional Capital to the Operating Company, HTGP GP, HTGP Opco and TGP LLC; Reimbursement of Certain HTGP Opco Capital Expenditures; Repayment of Hess Loan. The Partnership hereby contributes to the Operating Company, as a capital contribution, an amount in cash equal to $[    +    ], and the Operating Company hereby accepts such capital contribution. The Operating Company hereby contributes to HTGP GP, as a capital contribution, an amount equal to $[    +    ], and HTGP GP hereby

accepts such capital contribution. HTGP GP hereby contributes to HTGP Opco, as a capital contribution, an amount in cash equal to $[    +    ] in satisfaction of the TGP Contribution Obligation and in exchange for an additional [    ]% general partner interest in HTGP Opco, and HTGP Opco hereby accepts such capital contribution. HTGP Opco hereby distributes an amount in cash equal to $[            ] to HTGP Finco in satisfaction of the TGP Reimbursement Obligation. After taking into account the distribution made by HTGP Opco in satisfaction of the TPG Reimbursement Obligation and HTGP GP’s satisfaction of its TGP Contribution Obligation, the HTGP Percentage Equity Interest of HTGP Finco and HTGP GP shall be as set forth on Exhibit A of the HTGP Opco Partnership Agreement. HTGP Opco hereby contributes to HTGP Holdings LLC, as a capital contribution, and an amount in cash equal to $[            ], and HTGP Holdings LLC accepts such capital contribution. HTGP Holdings LLC hereby contributes to HTGP LLC, as a capital contribution, and an amount in cash equal to $[            ], and HTGP LLC (a) accepts such capital contribution and (b) uses the proceeds of such capital contribution to repay in full the remaining portion of the Hess Loan not repaid pursuant to Section 2.2(b). Hess and HTGP LLC hereby terminate the Hess Loan and agree that the loan agreement evidencing the Hess Loan shall, to the fullest extent permitted by law, be of no further force and effect.

2.10 Contribution of Additional Capital to the Operating Company, Logistics GP and Logistics Opco; Reimbursement of Certain Logistics Opco Capital Expenditures. The Partnership hereby contributes to the Operating Company, as a capital contribution, an amount in cash equal to $[            ], and the Operating Company hereby accepts such capital contribution. The Operating Company hereby contributes to Logistics GP, as a capital contribution, an amount equal to $[            ], and Logistics GP hereby accepts such capital contribution. Logistics GP hereby contributes to Logistics Opco, as a capital contribution, an amount in cash equal to $[            ] in satisfaction of the Logistics Contribution Obligation and in exchange for an additional [    ]% general partner interest in Logistics Opco, and Logistics Opco hereby accepts such capital contribution. Logistics Opco hereby distributes an amount in cash equal to $[            ] to Oil Export Finco in satisfaction of the Logistics Reimbursement Obligation. After taking into account the distribution by Logistics Opco in satisfaction of the Logistics Reimbursement Obligation and Logistics GP’s satisfaction of its Logistics Contribution Obligation, the Logistics Percentage Equity Interest of Oil Export Finco and Logistics GP shall be as set forth on Exhibit A of the Logistics Opco Partnership Agreement.

2.11 Additional Reimbursement of Certain Capital Expenditures. The Partnership hereby distributes an amount in cash equal to $[            ] and $[            ] to Oil Export Finco and HTGP Finco, respectively.

ARTICLE III

EXERCISE OF OVER-ALLOTMENT OPTION

If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [            ] Common Units representing an aggregate [    ] % limited partner interest in the Partnership (the “Option Units”) at the Offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and the Structuring Fee. Upon any exercise of the Over-Allotment Option, the Partnership will distribute to each of Oil Export Finco and Hess TGP Finco its respective portion (based on its respective Deferred Issuance Percentage) of any net cash proceeds from the sale of such Option Units. Upon the expiration of the Option Period, the Partnership shall issue to each of Oil Export Finco and Hess TGP Finco, in accordance with their respective Deferred Issuance Percentages, any Option Units not sold to the Underwriters pursuant to the Over-Allotment Option.

ARTICLE IV

CONTRIBUTING PARTNERS’ WARRANTY

Each of HTGP Finco, Oil Export Finco and SGI, severally but not jointly, warrants that the consideration to be received by it hereunder for the assets that are contributed by it to the Partnership Group pursuant to this Agreement has been determined assuming that the Partnership Group will not incur any costs attributable to Unanticipated Maintenance Capital Expenditures during the twelve months ending March 31, 2016 (the “Warranty Period”). Each of HTGP Finco, Oil Export Finco and SGI agrees to pay, or reimburse the Partnership Group for, any costs and expenses that are attributable to Unanticipated Maintenance Capital Expenditures that are made by HTGP Opco, Logistics Opco, Mentor Holdings or any of their respective subsidiaries, respectively, during the Warranty Period; provided, however, that none of HTGP Finco, Oil Export Finco or SGI shall be obligated to pay or reimburse any amounts attributable to Unanticipated Maintenance Capital Expenditures: (a) to the extent the total amounts paid by HTGP Finco, Oil Export Finco and SGI, collectively, pursuant to this Article IV would equal or exceed $10 million; (b) that are not reasonably necessary to be made during the Warranty Period (i) in order to comply with applicable laws or regulations or (ii) for the operation of the assets of the Partnership Group as described in the Registration Statement; or (c) that have been funded with capital contributions made by, respectively, HTGP Finco and Oil Export Finco pursuant to the HTGP Opco Partnership Agreement and the Logistics Opco Partnership Agreement, respectively.

ARTICLE V

FUTURE FUNDING OBLIGATIONS

5.1 Uncompleted Projects. (a) HTGP Finco hereby covenants that it shall pay all of the costs necessary to complete each of the Uncompleted Projects of HTGP LLC set forth on Exhibit A in accordance with the applicable provisions of the HTGP Opco Partnership Agreement and agrees that all such costs shall be its sole obligation and that it shall not, to the fullest extent permitted by law, be entitled to any recovery or reimbursement for such costs; (b)

Oil Export Finco hereby covenants that it shall pay all of the costs necessary to complete each of the Uncompleted Projects of Logistics LLC set forth on Exhibit A in accordance with the applicable provisions of the Logistics Opco Partnership Agreement and agrees that all such costs shall be its sole obligation and that it shall not, to the fullest extent permitted by law, be entitled to any recovery or reimbursement for such costs; and (c) SGI hereby covenants that it shall pay all of the costs necessary to complete each of the Uncompleted Projects of Mentor LLC set forth on Exhibit A and agrees that all such costs shall be its sole obligation and that it shall not, to the fullest extent permitted by law, be entitled to any recovery or reimbursement for such costs.

5.2 Other Projects. (a) HTGP Finco hereby covenants that it shall pay all of the costs, as and when directed by HTGP GP, attributable to any of the Other Projects of HTGP LLC set forth on Exhibit A and agrees that all such costs shall be its sole obligation and that it shall not, to the fullest extent permitted by law, be entitled to any recovery or reimbursement for such costs; and (b) Oil Export Finco covenants that it shall pay all costs, as and when directed by Logistics GP, that are attributable to any of the Other Projects of Logistics LLC set forth on Exhibit A and agrees that all such costs shall be its sole obligation and that it shall not, to the fullest extent permitted by law, be entitled to any recovery or reimbursement for such costs; provided, however, that HTGP Finco and Oil Export Finco shall not be obligated to pay any amounts attributable to any Other Projects: (x) to the extent the total amounts paid by HTGP LLC and Logistics LLC, collectively, pursuant to this Section 5.2 would equal or exceed $22 million or (b) that are incurred by HTGP LLC or Logistics LLC following the second anniversary of the Closing Date.

ARTICLE VI

FURTHER ASSURANCES

From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to identify all of the assets being contributed to the Partnership Group as required in connection with this Agreement. However, due to the age of some of the assets and the difficulties in locating appropriate data with respect to some of the assets, it is possible that assets intended to be contributed ultimately to the Partnership Group were not identified and therefore are not included in the assets contributed to the Partnership Group as of the Effective Time. It is the express intent of the Parties that the Partnership Group own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent that any assets were not identified but are necessary to the operation of the assets that are so identified in this Agreement and in the Registration Statement, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the Partnership Group pursuant to this Agreement. If any such assets are identified at a later date, the Parties shall take all appropriate action required in order to convey such assets to the Partnership or any applicable member of the Partnership Group. Further, to the extent that any assets that are conveyed to the Partnership Group hereunder are later identified by the Parties as assets that the Parties did not intend to convey to the Partnership Group as reflected in the Registration Statement, the Parties shall take all appropriate action required to convey such assets to the appropriate Hess Entity.

Without limiting any liabilities of the Hess Entities or other remedies of the Partnership Group applicable under this Agreement or any other agreements, if and to the extent that the valid, complete and perfected transfer or assignment of any assets by any Hess Entity to any member of the Partnership Group or the acquisition of any assets from any Hess Entity by any member of the Partnership Group would be a violation of applicable law or require any additional consents, approvals or notifications in connection with the transfer of such assets by any Hess Entity to any member of the Partnership Group that have not been obtained or made by the Effective Time, then, unless the Parties shall otherwise mutually determine, the transfer or assignment of such assets to such member of the Partnership Group or the assumption of such assets by such member of the Partnership Group, as the case may be, shall be automatically deemed deferred and any such purported transfer, assignment or assumption shall be null and void until such time as all legal impediments are removed or such consents, approvals and notifications have been obtained or made. Notwithstanding the foregoing, in such event the Hess Entities shall (a) hold such assets in trust for the benefit of the Partnership Group, (b) not transfer or assign such assets, in whole or in part, other than with the prior consent of the Partnership, and (c) use their respective reasonable best efforts to assure that each member of the Partnership Group receives all of the benefits of the assets attempted to have been transferred to such member until such time as the attempted transfer is complete, and each member of the Partnership Group shall bear all costs associated with such assets (except costs associated with the attempted transfer or perfecting such transfer, and subject to offset of any benefits of the assets not received by the Partnership Group against associated costs incurred by the Company Group ) as if the transfer had been valid and complete.

ARTICLE VII

ORDER OF COMPLETION AND EFFECTIVENESS OF TRANSACTIONS; LIMITATIONS

7.1 Order of Completion of Transactions. The transactions provided for in Article II shall be completed as of the Effective Time in the order set forth in Article II. Following the completion of the transactions set forth in Article II, the transactions provided for in Article III, if they occur, shall be completed.

7.2 Effectiveness of Transactions. Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II or Article III shall be operative or have any effect until the Effective Time, at which respective time all such applicable provisions shall be effective and operative in accordance with Section 7.1 without further action by any Party.

7.3 Limitations. Distributions and redemption payments made or to be made hereunder shall be subject to the Delaware Partnership Act and the Delaware LLC Act, as applicable, notwithstanding any other provision of this Agreement.

ARTICLE VIII

TAX MATTERS

The Parties intend that the transactions described in this Agreement are either (i) properly disregarded for federal income tax purposes or (ii) characterized as transactions described in Sections 721(a) and 731 of the Code. Further, the parties agree as follows:

(a)	Each of (i) the conversion of HTGP Opco from an entity that is disregarded as an entity separate from its owner to a partnership for federal income tax purposes upon the contribution of 100% of the limited liability company interests in HTGP GP to the Partnership in exchange for units in the Partnership pursuant to Section 2.2(f), and (ii) the conversion of Logistics Opco from an entity that is disregarded as an entity separate from its owner to a partnership for federal income tax purposes upon the contribution of 100% of the limited liability company interests in Logistics GP to the Partnership in exchange for units in the Partnership pursuant to Section 2.3(e), is properly characterized as a conversion of an entity that is disregarded as separate from its owner to a partnership for federal income tax purposes as described in Revenue Ruling 99-5, Situation 1.

(b)	With respect to HTGP Finco, (i) the Hess Loan shall be treated as a “qualified liability” within the meaning of Treasury Regulations Section 1.707-5(a)6) and (ii) the distributions to HTGP Finco of (A) the TGP Reimbursement Obligation pursuant Section 2.9, (B) the additional reimbursement of certain capital expenditures to HTGP Finco pursuant to Section 2.11, and (C) net cash proceeds from the sale of Option Units pursuant to Article III, shall be treated as reimbursements of HTGP Finco’s preformation expenditures with respect to the assets of HTGP Opco within the meaning of Treasury Regulations Section 1.707-4(d).

(c)	With respect to Oil Export Finco, the distributions to Oil Export Finco of (i) the Logistics Reimbursement Obligation pursuant Section 2.10, (ii) the additional reimbursement of certain capital expenditures to Oil Export Finco pursuant to Section 2.11, and (iii) net cash proceeds from the sale of Option Units pursuant to Article III, shall be treated as reimbursements of Oil Export Finco’s preformation expenditures with respect to the assets of Logistics Opco within the meaning of Treasury Regulations Section 1.707-4(d).

The Parties shall act at all times in a manner consistent with the foregoing provisions of this Article VIII and agree to file all tax returns in a manner consistent with such treatment except as otherwise required by applicable law following a final determination by the U.S. Internal Revenue Service or a governmental authority with competent jurisdiction.

ARTICLE IX

MISCELLANEOUS

9.1 Costs. Except for the transaction expenses set forth in Section 2.8, the Operating Company shall pay all expenses, fees and costs, including, but not limited to, all sales, use and similar taxes arising out of the contributions, distributions, conveyances and deliveries to be made under Article II and shall pay all documentary, filing, recording, transfer, deed and conveyance taxes and fees required in connection therewith. In addition, the Operating Company shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the implementation of any conveyance or delivery pursuant to Article VI (to the extent related to any of the contributions, distributions, conveyances and deliveries to be made under Article II).

9.2 Mutual Release and Waiver. To the fullest extent permitted by law, effective as of the date hereof, each of the Intercompany Agreement Parties and each of their respective Affiliates bound by this Agreement (in such capacity, collectively, the “Releasing Parties”) hereby releases and forever discharges (this “Release”) each of the other Intercompany Agreement Parties and each of their respective Affiliates (in such capacity, collectively, the “Released Parties”) from any and all costs, expenses, obligations, claims, demands, causes of action, liabilities, damages, fines, penalties, debts, losses and judgments of any kind or character, whether matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and all costs, expenses and fees incurred in connection therewith, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, that any Releasing Party now has or has ever had against any of the respective Released Parties, in each case, arising out of any matter, act, omission, cause or event relating to the Intercompany Agreements, including, but not limited to, any alleged breach thereof (the “Released Claims”). This Release it intended by the Parties as a general release with respect to the Released Claims, and, to the fullest extent permitted by law, each Releasing Party irrevocably waives any rights it may have with respect to the Released Claims under any applicable law that would limit the effect of this Release to those matters actually known or suspected to exist at the time of execution of this Release, or that would otherwise limit the scope and breadth of this Release in any way. To the fullest extent permitted by law, by granting this Release, each Releasing Party assumes the risk of any mistake of law or fact with respect to the Released Claims and hereby waives any right it may have to seek rescission of this Release by reason thereof. For the avoidance of doubt, nothing in this Section 9.2 is intended to waive any Party’s (or its respective Affiliates’) indemnification obligations under the Omnibus Agreement.

9.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to” or other words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

9.5 No Third Party Rights. Except with respect to the Released Parties to the extent provided in Section 9.2, the provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

9.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

9.7 Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. EACH OF THE PARTIES HERETO AGREES THAT THIS AGREEMENT INVOLVES AT LEAST U.S. $100,000.00 AND THAT THIS AGREEMENT HAS BEEN ENTERED INTO IN EXPRESS RELIANCE UPON 6 Del. C. § 2708. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES (i) TO BE SUBJECT TO THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, AND (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, TO APPOINT AND MAINTAIN AN AGENT IN THE STATE OF DELAWARE AS SUCH PARTY’S AGENT FOR ACCEPTANCE OF LEGAL PROCESS AND TO NOTIFY THE OTHER PARTIES OF THE NAME AND ADDRESS OF SUCH AGENT.

9.8 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

9.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement. Notwithstanding anything in the foregoing to the contrary, any amendment executed by the Partnership or any of its subsidiaries shall not be effective unless and until the execution of such amendment has been approved by the conflicts committee of the General Partner’s board of directors.

9.10 Integration. This Agreement and the instruments referenced herein and in the exhibits attached hereto supersede all previous understandings or agreements among the parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or from part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

9.11 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

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IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed as of the date first above written.

HESS MIDSTREAM PARTNERS LP

By:	Hess Midstream Partners GP LLC, its general partner

By:
Name:
Title:

HESS MIDSTREAM PARTNERS GP LLC

By:	Hess Midstream Holdings LLC, its sole member

By:
Name:
Title:

HESS CORPORATION

By:
Name:
Title:

HESS NORTH DAKOTA OIL EXPORT FINANCE COMPANY LLC

By:
Name:
Title:

HESS NORTH DAKOTA EXPORT LOGISTICS OPERATIONS LP

By:	Hess North Dakota Export Logistics GP LLC, its general partner

By:
Name:
Title:

Signature page to Contribution Agreement

HESS NORTH DAKOTA EXPORT LOGISTICS GP LLC

By:
Name:
Title:

HESS NORTH DAKOTA EXPORT LOGISTICS LLC

By:
Name:
Title:

HESS NORTH DAKOTA EXPORT LOGISTICS HOLDINGS LLC

By:
Name:
Title:

HESS TANK CARS HOLDINGS LLC

By:
Name:
Title:

HESS TANK CARS LLC

By:
Name:
Title:

HESS TGP FINANCE COMPANY LLC

By:
Name:
Title:

HESS TGP OPERATIONS LP

By:	Hess TGP GP LLC, its general partner

By:
Name:
Title:

Signature page to Contribution Agreement

HESS TGP GP LLC

By:
Name:
Title:

HESS TGP HOLDINGS LLC

By:
Name:
Title:

HESS TIOGA GAS PLANT LLC

By:
Name:
Title:

HESS MIDSTREAM PARTNERS OPERATIONS LLC

By:
Name:
Title:

SOLAR GAS, INC.

By:
Name:
Title:

HESS MENTOR STORAGE HOLDINGS LLC

By:
Name:
Title:

HESS MENTOR STORAGE LLC

By:
Name:
Title:

HESS TRADING CORPORATION

By:
Name:
Title:

Signature page to Contribution Agreement

EXHIBIT A

Uncompleted Projects

Project I.D. No.	Project Description Summary	Forecasted Entity
BUD0243	CNG Phase I	HTGP LLC
BUD1539	NGL Meters and Auto Samplers	HTGP LLC
BUD1540	Spare Instrument Air System	HTGP LLC
BUD0894	Second HP Inlet Filter (FL-42) Installation	HTGP LLC
BUD0873	Second GC on the Ethane Line	HTGP LLC
BUD0892	Truck Rack No. 3	Mentor LLC
BUD0929	RTF Merchant Build Out [Party A]	Logistics LLC
BUD0930	RTF Merchant Build Out [Party B]	Logistics LLC
BUD1538	TRT Capital Additions (2014 Carryover)	Logistics LLC

Other Projects

Project I.D. No.	Project Description Summary	Forecasted Entity
BUD0879	Additional Propane Storage Spheres	HTGP LLC
BUD0877	Advanced Process Controls	HTGP LLC
BUD0805	Third-Party Y-grade Receipt	HTGP LLC
BUD0806	RTF to TRT Pumps	Logistics LLC
BUD0880	Debottlenecking Study (to 300 MMcf/d)	HTGP LLC
BUD0922	Debottlenecking Study (to 325 MMcf/d)	HTGP LLC
BUD0926	Rail Cars Regulatory Retrofit	Logistics LLC
BUD0753	NGL Ladder Tracks	Logistics LLC
BUD0927	Rail Cars Regulatory—Lining	Logistics LLC
BUD0903	Mixer Installation on TRT Tanks	Logistics LLC
BUD0902	RTF Berm Upgrade	Logistics LLC